      As filed with the Securities and Exchange Commission on March 6, 2002
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                            CHECKPOINT SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

Pennsylvania                                                   22-1895850
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 101 Wolf Drive
                                  P.O. Box 188
                           Thorofare, New Jersey 08086
                              Attention: Secretary
                                 (856) 848-1800
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

              CHECKPOINT SYSTEMS, INC. DIRECTORS' COMPENSATION PLAN

                            (Full title of the Plan)

                                 W. Craig Burns
        Executive Vice President, Chief Financial Officer, and Treasurer
                                 101 Wolf Drive
                                  P.O. Box 188
                           Thorofare, New Jersey 08086
                              Attention: Secretary
                                 (856) 848-1800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

            ---------------------------------------------------------
                                   Copies to:

                            William R. Sasso, Esquire
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
            ---------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum
                                                                 offering           Proposed maximum      Amount of
                                           Amount to be            price           aggregate offering   registration
 Title of securities to be registered     registered(1)          per Share              price (3)            fee
----------------------------------------- --------------- ------------------- ---- -------------------- --------------

Common Stock, $.10 par value per share    75,000 shares           $13.76(2)            $1,032,000            $94.95
----------------------------------------- --------------- ------------------- ---- -------------------- --------------

(1) Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Checkpoint Systems, Inc. Directors' Compensation Plan (the "Plan") are hereby registered.


(2) Pursuant to Rule 457(h)(1) and (c), the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange on February 28, 2002 has been used to determine the registration fee.


(3)  Estimated solely for the purpose of determining the registration fee.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                  As used in this Registration Statement, unless the context otherwise requires, the term "Company" means Checkpoint Systems, Inc. and its subsidiaries.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents, previously filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal covered by the annual report referred to above; and

         (c) the description of the Company's common stock, par value $.10 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 8, 1993, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------
                  Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
                  Not Applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), generally provides that a corporation shall have the power to indemnify its officers, directors, and other parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was unlawful. The BCL also permits a corporation to include in its bylaws, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law; provided, however, indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court of law to have constituted willful misconduct or recklessness.

                  Article VII of the Company's Bylaws generally provides for the indemnification of officers and directors of the Company for all actions taken by them or for all failures to take such actions to the fullest extent permitted by Pennsylvania law against expense, liability, and loss; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Additionally, the Bylaws of the Company provide that the Company may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were officers or directors of the Company.

                  The Registrant also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.


Item 8.  Exhibits.
         --------

         (a)  Exhibits:

              4.1    Checkpoint Systems, Inc. Directors' Compensation Plan.

              23.1   Consent of PricewaterhouseCoopers, LLP.

              24.1 Power of Attorney (included in signature page on page II-4 herein).

Item 9.  Undertakings.
         ------------

                  (a)      The undersigned registrant hereby undertakes:

                            (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933, as amended ("1933 Act");

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, That paragraphs (a)(1)(i)
and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant Checkpoint Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Thorofare, New Jersey, on March 5, 2002.


                                   CHECKPOINT SYSTEMS, INC.


                                   By:
                                      ------------------------------------------
                                        Michael Smith, President
                                             and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Each person whose signature appears below constitutes and appoints Michael Smith and W. Craig Burns, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name                                                          Title                                Date
----                                                          -----                                ----

/s/  Michael Smith                       President and Chief Executive Officer             March 4, 2002
---------------------------------
Michael Smith



/s/  W. Craig Burns                      Executive Vice President, Chief Financial         March 4, 2002
---------------------------------        Officer and Treasurer
W. Craig Burns



/s/  Arthur W. Todd                      Vice President, Corporate Controller and          March 4, 2002
---------------------------------        Chief Accounting Officer
Arthur W. Todd



/s/  R. Keith Elliott                    Director                                          March 4, 2002
----------------------------------
R. Keith Elliott



/s/  Richard J. Censits                  Director                                          March 4, 2002
---------------------------------
Richard J. Censits



/s/  David W. Clark, Jr.                 Director                                          March 4, 2002
---------------------------------
David W. Clark, Jr.



/s/  Alan R. Hirsig                      Director                                          March 4, 2002
---------------------------------
Alan R. Hirsig


                                       4

                                  EXHIBIT INDEX



Exhibit #         Description
---------         -----------

  4.1             Checkpoint Systems, Inc. Directors' Compensation Plan.

  23.1            Consent of PricewaterhouseCoopers, LLP.

  24.1 Power of Attorney (included in signature page on page II-4 herein).